UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): February 17, 2006

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                     0-16132                  22-2711928
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      (State or other        (Commission File Number)        (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)

          86 Morris Avenue, Summit, New Jersey                     07901
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        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (908) 673-9000


       ------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01  OTHER EVENTS.

      The Company's shareholders approved an increase in the number of authorized shares of stock from 280 million to 580 million at a Special Meeting of the Stockholders on February 16, 2006. The record date for the Two-for-One stock split, previously approved by the Celgene Corporation Board of Directors, is February 17, 2006. Stockholders will receive one additional share for every share they own as of the close of business on February 17, 2006. The additional shares are expected to be distributed on or about February 24, 2006. Reporting of Celgene's share price on a split-adjusted basis is expected to commence on or about February 27, 2006.

      Attached hereto as Exhibit 99.1 is the Press Release announcing such action.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibit 99.1   Press Release dated February 17, 2006 announcing
                         shareholder approval of the two-for-one stock split.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CELGENE CORPORATION


Date:  February 17, 2006                  By: /s/ Robert J. Hugin
                                          -----------------------
                                              Name:  Robert J. Hugin
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

  99.1 Press Release dated February 17, 2006 announcing shareholder approval of the two-for-one stock split.